                                                                    EXHIBIT 99.1


                                  NEWS RELEASE


FOR IMMEDIATE RELEASE

Contact:          Tom Calcaterra
                  Chief Financial Officer
                  (813)-251-1700

ROMAC INTERNATIONAL, INC. "THE KNOWLEDGEFORCE RESOURCE" ANNOUNCES 64% INCREASE IN THIRD QUARTER EARNINGS PER SHARE


TAMPA, FLORIDA (October 14, 1997) - Romac International, Inc. (Nasdaq-NHM: ROMC
- "Romac") today announced results for its third quarter and nine months ended September 30, 1997.

THE NUMBERS

For the third quarter, net service revenues increased to $45.9 million from $26.4 million for the same period last year. This represents an increase of 73.9%. Net income increased to $3.0 million for the third quarter of 1997 from $1.8 million for the same period last year. This represents an increase of 66.7%. Fully-Diluted earnings per share increased to $.23 for the third quarter of 1997 from $.14 per share for the same period last year. This represents an increase of 64.3%. Fully-Diluted weighted average shares outstanding for the third quarter increased by 3.9% to 13.3 million from 12.8 million for the same period in 1996.

For the nine months ended September 30, 1997, net service revenues increased to $120.5 million from $64.8 million for the same period last year. This represents an increase of 86.0%. Net income increased to $7.5 million for the first nine months of 1997 from $4.1 million for the same period last year. This represents an increase of 82.9%. Fully-Diluted earnings per share increased to $.58 for the first nine months of 1997 from $.36 for the same period last year. This represents an increase of 61.1%. Fully-Diluted weighted average shares outstanding for the first nine months of the year increased by 12.2 % to 12.9 million from 11.5 million for the same period in 1996.

THE SERVICES

Romac International, Inc. provides people-driven outcomes to client and candidate customers in the specialty areas of information technology, finance and accounting, human resources, pharmaceutical, health care, manufacturing services, life insurance, investments and banking. The Company partners principally with Fortune 1000 companies in sixteen metropolitan markets.

THE BUSINESS

David L. Dunkel, President and CEO of Romac International, Inc. said, "We are very pleased with our financial performance for the third quarter of 1997. During the quarter, on a functional basis, Information Technology, Finance and Accounting, Human Resources and Operating Specialties all grew substantially. Additionally, during the third quarter, we focused on the expansion of our Executive Solutions service offering, which provides high level finance and accounting professionals on a flexible basis. On the acquisition front, the addition of UQ Solutions and Sequent in September 1997 to the Romac team significantly strengthens our information technologies market presence in Chicago and the Silicon Valley area."

"Additionally, we made several important management additions with Ron English being named President of Romac Information Technologies and Jack Causa being named President of Romac Finance and Accounting. Pete Alonso, formerly with Romac Information Technologies, was promoted to President of Romac Operating Specialties, which includes our pharmaceutical, health care, manufacturing services, life insurance, investments and banking specialties. Finally, our internal PeopleSoft implementation is ahead of schedule as we reported September results from the new system only five months after selecting it."

THE OUTLOOK

Mr. Dunkel added, "We are excited about our prospects and the opportunities before us. In closing, we would like to thank our client customers, our KnowledgeForce and our operating and servicing personnel for their continued exceptional efforts."


Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors; risks due to shifts in market demand; changes in service mix; ability of the Company to complete acquisitions; and the risk factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. The words "believe," "estimate", "expect," "intend." "anticipate"and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.


                                                                 ROMAC INTERNATIONAL, INC.
                                                              STATEMENT OF SELECTED OPERATING DATA

                                                      FOR THE QUARTER ENDED          FOR THE NINE MONTHS ENDED
                                                   SEPTEMBER 30,  SEPTEMBER 30,   SEPTEMBER 30,  SEPTEMBERR30,31,
                                                       1997           1996            1997           1996
                                                       ----           ----            ----           ----
                                                       (UNAUDITED)                            (UNAUDITED)
                                            (IN THOUSANDS EXCEPT PER SHARE DATA)  (IN THOUSANDS EXCEPT PER SHARE DATA)
NET SERVICE REVENUES:

FLEXIBLE BILLINGS                                   $39,006        $21,063         $101,456        $51,488
SEARCH FEES                                           6,909          5,371           19,051         13,300
                                                    -------        -------         --------        -------

NET SERVICE REVENUES                                $45,915        $26,434         $120,507        $64,788
                                                    =======        =======         ========        =======


NET INCOME                                          $ 3,040        $ 1,805         $  7,546        $ 4,118
                                                    =======        =======         ========        =======

EARNINGS PER SHARE - PRIMARY                        $  0.23        $  0.14         $   0.59        $  0.36
                                                    =======        =======         ========        =======

WEIGHTED AVERAGE SHARES O/S-PRIMARY                  13,164         12,712           12,835         11,411
                                                    =======        =======         ========        =======

EARNINGS PER SHARE - FULLY-DILUTED                  $  0.23        $  0.14         $   0.58        $  0.36
                                                    =======        =======         ========        =======

WEIGHTED AVERAGE SHARES O/S-FULLY-DILUTED            13,263         12,801           12,917         11,482
                                                    =======        =======         ========        =======

                                                    FOR THE QUARTER ENDED           FOR THE NINE MONTHS ENDED
                                                SEPTEMBER 30,   SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                                                     1997            1996             1997             1996
                                                     ----            ----             ----             ----
                                                         (UNAUDITED                        (UNAUDITED)
                                                        (IN THOUSANDS)                    (IN THOUSANDS)
NET SERVICE REVENUES (BY FUNCTION):

INFORMATION TECHNOLOGY                              $23,743        $10,709         $ 58,160        $31,612
FINANCE AND ACCOUNTING                               17,363         12,480         $ 48,379         26,422
HUMAN RESOURCES                                       2,661          2,246         $  8,472          4,505
OPERATING SPECIALITIES                                2,148            999         $  5,496          2,249
                                                                   -------                         -------

NET SERVICE REVENUES (BY FUNCTION):                 $45,915        $26,434         $120,507        $64,788
                                                    =======        =======         ========        =======